Exhibit 99.1

Microsemi to Acquire Advanced Power Technology, Inc.

IRVINE, Calif. and BEND, Ore., Nov 2, 2005 (PRIMEZONE via COMTEX News Network) — Microsemi Corporation (“Microsemi”) (Nasdaq:MSCC) and Advanced Power Technology, Inc. (“APT”) (Nasdaq:APTI) today announced the signing of a definitive agreement for Microsemi to acquire APT. With this acquisition, Microsemi, a world leader in the design and manufacture of high performance analog solutions and high reliability semiconductor solutions, expands its portfolio of analog mixed signal offering in the RF marketplace and also its high reliability offering in the defense/aerospace and medical marketplace.

Under the terms of the agreement, each APT shareholder will receive $2.00 per share in cash and 0.435 shares of Microsemi common stock for each share of APT common stock. Based on closing prices as of November 2, 2005, the total consideration values APT at $12.20 per share, a 29% premium to APT’s closing stock price today.

“APT is a recognized leader in its RF product offering for high frequency products for the analog market as well as being a technology leader with its high power switching products,” said James J. Peterson, Microsemi’s President and CEO. “Following several years of consolidation efforts, Microsemi is excited to move forward in this next stage of our life cycle. APT is the first step toward a focus on growing organically and through acquisition. We believe that there are significant efficiency gains to be realized on the operational level as well as the business opportunity level.”

The transaction combines two strong high performance analog companies offering both differentiated RF product into niche end markets as well as high reliability product addressing a strong defense/aerospace and medical market. APT is a leading designer, manufacturer and marketer of high-performance RF and switching power semiconductors. With APT’s strong focus on the high-power, high-speed segment of the power semiconductor market, APT’s RF and power switches will greatly expand Microsemi’s product offering within its existing channels. Additionally, APT has an advanced development effort in silicon carbide that offers significant advantages in future systems ranging from military to notebook applications.

In addition to the strategic opportunity that this acquisition provides, the combined company should have a profitable operating model that should generate significant cash. The combined entity has potential consolidation opportunities inline with previous restructuring efforts at both companies to improve efficiencies. Together, the companies should in time perform at greater than our 50% gross margin and 27% operating margins goals. Microsemi expects the transaction to be accretive to its third quarter fiscal year 2006 results.

“We are very pleased to join Microsemi’s team,” said Patrick Sireta, Chairman and CEO of APT. “This business combination will result in a very powerful value proposition to customers, investors and employees.”

About the Transaction

The boards of directors of both companies have unanimously approved the definitive agreement. The transaction is subject to customary regulatory approvals and an APT shareholder vote, and is expected to close at the beginning of the second quarter of Microsemi’s fiscal 2006. After the transaction, Microsemi will have approximately 71 million fully diluted shares outstanding, with current Microsemi shareholders owning approximately 93% and current APT shareholders owning approximately 7% of the combined company’s shares.

Lehman Brothers served as exclusive financial advisor to Microsemi on the transaction and Houlihan Lokey Howard & Zukin served as financial advisor to Advanced Power Technology.

Conference Call Information

Investors and interested parties within the United States may listen to the Microsemi-Advanced Power Technology conference call Thursday, November 3 at 5:30 a.m. Pacific/8:30 a.m. Eastern by dialing (877) 264-1110. International callers may connect to the call by dialing (706) 634-1357. A replay of the Microsemi-Advanced Power Technology conference call will be available for one week beginning on November 3 at 8:00 a.m. Pacific/11:00 a.m. Eastern by calling (800) 642-1687 in the U.S. or (706) 645-9291 Internationally. Conference ID Code for the replay is: 2183970. A live webcast will also be available on Microsemi’s Website at: http://investor.microsemi.com/medialist.cfm.

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves included implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

About Advanced Power Technology, Inc.

APT is a leading supplier of power semiconductors for RF, microwave, linear, and Switch mode applications. APT is headquartered in Bend, Oregon and has operations and offices in North America, France, and China. For additional information on Advanced Power Technology, visit its website at www.advancedpower.com.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring and integrating new operations or assets, closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters or litigation, difficulties in determining and maintaining adequate insurance coverage, difficulties protecting patents and other proprietary rights, inventory obsolescence and customer qualification of products, manufacturing facilities and processes. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

The Microsemi Corporation logo can be found at: http://www.primezone.com/newsroom/prs/?pkgid=1233

This news release was distributed by PrimeZone, www.primezone.com

SOURCE: Microsemi Corporation

Microsemi Corporation

Financial:

David R. Sonksen, Executive Vice President and CFO

(949) 221-7101

Editorial:

Cliff Silver, Manager, Corporate Communications, Microsemi

(949) 221-7112

Public Relations:

Weber Shandwick

Carolyn Fromm

(949) 651-9539

Kelly Poffenberger

(949) 428-3868